PROSPECTUS dated September 29, 1995          Pricing Supplement No. 3
PROSPECTUS SUPPLEMENT dated October 19, 1995 January 5, 1995


                                             Rule 424(b)(3)
                                             Registration No. 33-62405



                       SUNAMERICA INC.
                       MEDIUM-TERM NOTES, SERIES 2
                       DUE NINE MONTHS OR MORE FROM
                       DATE OF ISSUE


$8,500,000  6.53% Notes due
January 10, 2006

Principal Amount:      U.S.$8,500,000        Interest Payment Dates:
                                             June 1 and December 1 of
Price to Public:       100.000%              each year and at maturity
Settlement Date:       January 10, 1996      Form:   Book Entry
                       (Original Issue Date) Redemption at Company
Maturity Date:         January 10, 2006      Option:    None
Interest Rate:         6.53%                 Specified Currency:
Net Proceeds:          $8,446.875.00         United States dollars
Agent Commission:      $53,125.00






                       GOLDMAN, SACHS & CO.